Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

A. Peyton Bush, III, President and Chief Executive Officer
Donna T. Guerra, Chief Financial Officer
504-522-3203

Hibernia Homestead Bancorp, Inc. Reports
Operating Results for the Second Quarter Ended June 30, 2009
And Results of Annual Meeting of Shareholders

New Orleans, Louisiana (July 31, 2009) -  Hibernia Homestead Bancorp, Inc.  (the “Company”) (OTCBB: HIBE), the recently formed holding company of Hibernia Homestead Bank  (the “Bank”), today reported a net loss of $83,000 for the quarter ended June 30, 2009 compared to a net loss of $110,000 for the quarter ended June 30, 2008.  For the six months ended June 30, 2009, the Company reported a net loss of $195,000 compared to a net loss of $224,000 for the six months ended June 30, 2008.

A. Peyton Bush, III, President and Chief Executive Officer of the Company and Bank, stated, “Hibernia continues to make progress in executing its plan of transition from traditional mortgage lender to diversified community bank.  We are confident that our efforts to expand services and develop new commercial banking relationships will allow us to profitably deploy the capital raised in our recent public stock offering.”

Net interest income increased 44.2% to $493,000 for the quarter ended June 30, 2009 from $342,000 for quarter ended June 30, 2008.  The increased net interest income was primarily due to a $117,000, or 46.4%, decrease in interest expense as well as higher loan income, partially offset by lower interest income on investments.  Non-interest expense increased 18.2% from $555,000 for the quarter ended June 30, 2008 to $656,000 for the quarter ended June 30, 2009.  Non-interest expense for the second quarter of 2009 includes a mandatory $19,000 special deposit insurance assessment to be paid to the Federal Deposit Insurance Corporation which was assessed in the quarter ended June 30, 2009 for all insured depository institutions.

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325 Carondelet St., New Orleans, LA 70130   Phone (504) 522-3203  Fax (504) 522-3217

Hibernia Homestead Bancorp, Inc., Page 2/3

For the six months ended June 30, 2009, net interest income increased 39.0% to $926,000 from $666,000 for the same period in 2008, primarily due to a $231,000, or 43.1% decrease in interest expense.  Non-interest expense for the six months ended June 30, 2009 increased 16.1% to $1.3 million from $1.1 million for the six months ended June 30, 2008.  The increase in non-interest expense for both the quarter and the six months ended June 30, 2009 was due primarily to higher personnel expense, data processing costs, professional fees and insurance expenses.

Hibernia Homestead Bancorp’s total consolidated assets at June 30, 2009 were $57.8 million compared to $58.2 million at December 31, 2008.  Net loans increased 11.1% from $32.3 million at December 31, 2008 to $35.9 million at June 30, 2009.  Total deposits decreased $9.3 million, or 21.5%, from $43.1 million at December 31, 2008 to $33.9 million at June 30, 2009.  Deposits as of December 31, 2008 included $9.3 million in deposits being held in escrow for stock subscriptions in connection with the Company’s public offering completed in January 2009.

At June 30, 2009, Hibernia Homestead Bank had non-performing loans totaling $512,000, or 1.4% of the Bank’s net loans receivable, compared to $150,000 at December 31, 2008.  The non-performing loans at June 30, 2009 consist of four loans secured by first mortgages on one-to-four family residential real estate.   Management believes that the allowance for loan and lease losses is sufficient to cover any losses that may be incurred on these loans.

The Company also announced today that it had received approval of the four proposals presented to shareholders at the annual meeting held on Thursday, July 30, 2009.  At the annual meeting, shareholders approved the election of three directors for a three-year term, adoption of the 2009 Stock Option Plan, adoption of the 2009 Recognition and Retention Plan and ratification of independent registered public accountants.

In order to fund the 2009 Recognition and Retention Plan, the related trust will purchase 44,533 shares of Hibernia Homestead Bancorp’s common stock in the open market.  Purchases will be made from time to time at the discretion of management.

On January 27, 2009, the Bank converted from a mutual to a stock form of organization as a wholly-owned subsidiary of Hibernia Homestead Bancorp, Inc.   The Company completed an initial public offering in which it issued 1,113,334 shares of its common stock for $10.4 million  in offering proceeds, net of offering expenses.

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HIBERNIA HOMESTEAD BANCORP, INC.
325 Carondelet St., New Orleans, LA 70130     Phone (504) 522-3203    Fax (504) 522-3217

Hibernia Homestead Bancorp, Inc., Page 3/3

On a consolidated basis, Hibernia Homestead Bancorp had total equity at June 30, 2009 of $23.5 million, or 40.7% of total consolidated assets.   Hibernia Homestead Bank had total equity at June 30, 2009 of $19.3 million.  The Bank’s Tier 1 Leverage capital ratio at June 30, 2009 was 32.92% and its Total Risk-Based capital ratio was 63.84%, both well above the regulatory requirements of 4% and 8%, respectively.

Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”  We undertake no obligation to update any forward-looking statements.

Hibernia Homestead Bank, the wholly-owned subsidiary of Hibernia Homestead Bancorp, Inc., has served the New Orleans metropolitan area since 1903.   Operating from its main office and two branches, Hibernia Homestead Bank offers loan, deposit and on-line banking services to commercial and individual clients in the New Orleans metropolitan area.   Additional information about Hibernia Homestead Bank is available at www.hibbank.com.

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HIBERNIA HOMESTEAD BANCORP, INC.
325 Carondelet St., New Orleans, LA 70130     Phone (504) 522-3203    Fax (504) 522-3217

Hibernia Homestead Bancorp, Inc. and Subsidiary

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(In thousands)

	June 30,	December 31,
	2009	2008
	(Unaudited)
ASSETS

Cash - non-interest bearing	$ 1,299	$ 879
Cash - interest bearing	1,071	16
Federal funds sold	-	5,975

TOTAL CASH AND CASH EQUIVALENTS	2,370	6,870

Securities - available for sale	13,076	11,947
Loans receivable - net	35,861	32,273
Accrued Interest receivable	209	192
Investment in FHLB stock	171	171
Investment in FNBB stock	210	210
Other real estate owned	66	-
Prepaid expenses and other assets	179	868
Premises and equipment, net	5,229	5,346
Deferred income taxes	404	339
TOTAL ASSETS	$ 57,775	$ 58,216

LIABILITIES AND EQUITY

LIABILITIES
Deposits	$ 33,877	$ 43,143
Advance payments by borrowers for taxes and insurance	239	410
Accrued interest payable	3	7
Accounts payable and other liabilities	113	482

TOTAL LIABILITIES	34,232	44,042

Commitments and contingencies	-	-

EQUITY
Preferred stock, $.01 par value; 1,000,000 authorized; none issued	-	-
Common stock, $.01 par value; 9,000,000 authorized; 1,113,334 issued;
1,113,334 outstanding	11	-
Additional paid in capital	10,358	-
Unearned ESOP shares	(873)	-
Accumulated other comprehensive income, net of tax effects	176	108
Retained earnings	13,871	14,066

TOTAL EQUITY	23,543	14,174

TOTAL LIABILITIES AND EQUITY	$ 57,775	$ 58,216

Hibernia Homestead Bancorp, Inc. and Subsidiary

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)

Total Interest Income	$ 628	$ 594	$ 1,231	$ 1,202

Total Interest Expense	135	252	305	536

Net Interest Income	493	342	926	666

Provision For Loan Losses	-	-	15	-

Net Interest Income After Provision For
Loan Losses	493	342	911	666

Total Non-Interest Income	36	46	58	84

Total Non-Interest Expenses	656	555	1,264	1,089

Loss Before Income Tax Benefit	(127)	(167)	(295)	(339)

Income Tax Benefit	(44)	(57)	(100)	(115)

NET LOSS	$ (83)	$ (110)	$ (195)	$ (224)

LOSS PER COMMON SHARE
Basic	$ (0.08)	N/A	$ (0.18)	N/A
Diluted	$ (0.08)	N/A	$ (0.18)	N/A